                                                                   EXHIBIT 10.3



                                                      [EXECUTION COUNTERPART]




                    =======================================



                            BANNER AEROSPACE, INC.,
                                  AS BORROWER

                         -----------------------------



                          SUBORDINATED LOAN AGREEMENT


                         Dated as of December 20, 1996


                         ------------------------------


                              RHI HOLDINGS, INC.,
                                   AS LENDER


                    =======================================

                               TABLE OF CONTENTS

                  This Table of Contents is not part of the Agreement to which it is attached but is inserted for convenience of reference only.


                                                                                  Page
                                                                                  ----
Section 1. Definitions and Accounting Matters......................................  1
         1.01  Certain Defined Terms...............................................  1

Section 2. The Commitment, Loans, Note and Prepayments.............................  5
         2.01  Loans...............................................................  5
         2.02  Borrowings..........................................................  5
         2.03  Changes of Commitment...............................................  6
         2.04  Prepayments.........................................................  6
         2.05  Note................................................................  6

Section 3. Payments of Principal, Interest and Commitment
                   Fee.............................................................  7
         3.01  Repayment of Principal Obligations..................................  7
         3.02  Interest............................................................  7
         3.03  Commitment Fee......................................................  8

Section 4. Payments; Computations; Etc.............................................  8
         4.01  Payments............................................................  8
         4.02  Computations........................................................  9
         4.03  Minimum Amounts.....................................................  9
         4.04  Certain Notices.....................................................  9

Section 5. Conditions Precedent....................................................  9
         5.01  Initial Loan........................................................  9
         5.02  Initial and Subsequent Loans........................................ 10

Section 6. Representations and Warranties.......................................... 10

Section 7. Leverage Ratio.......................................................... 12

Section 8. Events of Default....................................................... 12

Section 9. Subordination........................................................... 14

Section 10. Miscellaneous.......................................................... 18
         10.01  Waiver............................................................. 18
         10.02  Notices............................................................ 18
         10.03  Amendments, Etc.................................................... 18
         10.04  Successors and Assigns............................................. 19
         10.05  Assignments........................................................ 19
         10.06  Captions........................................................... 19
         10.07  Counterparts....................................................... 19
         10.08  Governing Law...................................................... 19
         10.09  Expenses........................................................... 20

EXHIBIT A - Form of Note

                                      (i)

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                  SUBORDINATED LOAN AGREEMENT dated as of December 20, 1996, between: BANNER AEROSPACE, INC., a corporation duly organized and validly existing under the laws of the State of Delaware (the "Company"); and RHI HOLDINGS, INC., a corporation duly organized and validly existing under the laws of the State of Delaware (the "Lender"). The Company has requested that the Lender make loans to it in an aggregate principal amount not exceeding $30,000,000 and the Lender is prepared to make such loans upon the terms and conditions hereof. Accordingly, the parties hereto agree as follows:


                  Section 1.  Definitions and Accounting Matters.

                  1.01 Certain Defined Terms. As used
herein, the following terms shall have the following meanings (all terms defined in this Section 1.01 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa):

                  "Affiliate" shall have the meaning assigned to such term in the Senior Credit Agreement.

                  "Applicable Interest Rate" shall mean:

                  (a) during the period from and including the Initial Borrowing Date to and including the Specified Date, 10.00% per annum; and

                  (b)  after the Specified Date, 11.20% per annum.

                  "Bankruptcy Code" shall mean the Federal Bankruptcy Code of 1978, as amended from time to time.

                  "Basic Documents" shall mean this Agreement and the Note.

                  "Business Day" shall mean any day on which commercial banks are not authorized or required to close in New York City.

                  "Change of Control" shall have the meaning assigned to such term in the Senior Credit Agreement.

                  "Commitment" shall mean the obligation of the Lender to make Loans in an aggregate principal amount up to but not exceeding $30,000,000 (as the same may be reduced at any time or from time to time pursuant to Section
2.03 hereof).

                  "Commitment Fee" shall mean the amount the Company agrees to pay to the Lender for making Loans available hereunder.

                                Credit Agreement

                  "Commitment Fee Rate" shall mean, for any month:

                  (a) if the last day of such month falls on or prior to the Specified Date, 1/12 of 1.5%; and

                  (b) if the last day of such month falls after the Specified Date, 1/12 of 3.0%.

                  "Commitment Termination Date" shall mean June 28, 1997 (or, if such date is not a Business Day, the next preceding Business Day) or, if earlier, the date of termination of the Commitment pursuant to Section 2.03 or 8 hereof.

                  "Contractual Obligation" shall have the meaning assigned to such term in the Senior Credit Agreement.

                  "Deferral Dates" shall mean the first day of each January and July, the first of which shall be the first such day after the date hereof; provided that if any such day is not a Business Day, then such Deferral Date shall be the next succeeding Business Day.

                  "Deferred Payments" shall mean accrued interest the payment of which is deferred pursuant to Section 3.02 hereof and accrued Commitment Fees the payment of which is deferred pursuant to Section 3.03 hereof.

                  "Dollars" and "$" shall mean lawful money of the United States of America.

                  "Events of Default" shall have the meaning assigned to such term in Section 8 hereof.

                  "Fairchild" shall mean The Fairchild Corporation.

                  "Governmental Authority" shall have the meaning assigned to such term in the Senior Credit Agreement.

                  "Initial Borrowing Date" shall mean the date of the initial Loan hereunder.

                  "Leverage Ratio" shall have the meaning assigned to such term in the Senior Credit Agreement.

                  "Lien" shall have the meaning assigned to such term in the Senior Credit Agreement.

                  "Loans" shall mean the loans provided for in Section 2.01 hereof.

                  "Margin Stock" shall have the meaning assigned to such term in the Senior Credit Agreement.

                                Credit Agreement

                  "Material Adverse Effect" shall mean a material adverse effect upon (a) the financial condition, operations, assets or prospects of the Company and its Subsidiaries, taken as a whole, (b) the ability of the Company to perform its obligations under the Basic Documents or (c) the ability of the Lender to enforce any of the Basic Documents.

                  "Maturity Date" shall mean November 15, 2003 (or, if such date is not a Business Day, the next preceding Business Day).

                  "Note" shall mean the promissory note provided for by Section
2.05 hereof and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time.

                  "Organizational Documents" shall have the meaning assigned to such term in the Senior Credit Agreement.

                  "Permitted Assignee" shall mean (a) Fairchild or (b) a Subsidiary of Fairchild or of the Lender that is organized under the laws of the United States or any State thereof; provided that Fairchild Holding Corp., each Person in which Fairchild Holding Corp. has an equity interest and each Person in which the Company has an equity interest shall be deemed not to be a "Permitted Assignee".

                  "Person" shall mean any individual, corporation, company, voluntary association, partnership, limited liability company, joint venture, trust, unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).

                  "Post-Default Rate" shall mean a rate per annum equal to 2% plus the Applicable Interest Rate in effect from time to time.

                  "Potential Event of Default" shall mean an event that with notice or lapse of time or both would become an Event of Default.

                  "Principal Obligations" shall mean, at any time, collectively:
(a) the principal amount of Loans outstanding at such time and (b) the Deferred Payments outstanding at such time.

                  "Property" shall mean any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

                  "Qualified Equity" shall mean Preferred Stock (as defined in the Senior Credit Agreement).

                                Credit Agreement

                  "Qualified Equity Issuance" shall mean the issuance by the Company of Qualified Equity upon the exercise of Qualified Equity Rights pursuant to which the Company receives cash proceeds of not less than $27,800,000.

                  "Qualified Equity Rights" shall mean rights to acquire Qualified Equity, which rights are issued by the Company after the date hereof to one or more shareholders of the Company.

                  "Requirements of Law" shall have the meaning assigned to such term in the Senior Credit Agreement.

                  "Senior Administrative Agent" shall mean Citicorp USA, Inc., a Delaware corporation, as Administrative Agent under the Senior Credit Agreement, together with its successors in such capacity.

                  "Senior Credit Agreement" shall mean that certain Second Amended and Restated Credit Agreement dated as of December 12, 1996, by and among the Company, the financial institutions from time to time party thereto as "Lenders" and "Issuing Banks", and the Senior Administrative Agent.

                  "Senior Event of Default" shall mean an "Event of Default" under and as defined in the Senior Credit Agreement.

                  "Senior Indebtedness" shall mean all principal of and interest (including without limitation, all interest accruing after the filing of any petition for the bankruptcy or insolvency of the Company, whether or not allowed in any bankruptcy or insolvency proceeding) on the "Obligations" of the Company presently existing or at any time hereafter arising under the Senior Credit Agreement, and all extensions, substitutions, renewals, refinancings and refundings thereof.

                  "Senior Potential Event of Default" shall mean an event that with notice or lapse of time or both would become a Senior Event of Default.

                  "Specified Date" shall mean the date that is six months after the Initial Borrowing Date.

                  "Subordinated Indebtedness" shall mean all outstanding principal of and unpaid interest accrued on all Loans and Deferred Payments and all other amounts from time to time owing hereunder and under the Note, and all extensions and renewals thereof.

                  "Subsidiary" shall have the meaning assigned to such term in the Senior Credit Agreement.

                                Credit Agreement

                  Section 2.  The Commitment, Loans, Note and Prepayments .

                  2.01  Loans.

                  (a) The Lender agrees, on the terms and conditions of this Agreement, to make one or more term loans to the Company in Dollars on or before the Commitment Termination Date in an aggregate principal amount up to but not exceeding the amount of the Commitment. Once repaid or prepaid, a Loan may not be reborrowed.

                  (b) The Company will use the proceeds of the Loans hereunder solely to finance acquisitions and for working capital purposes of Persons so acquired (all in compliance with all applicable legal and regulatory requirements, including, without limitation, the Securities Act of 1933 and the Securities Exchange Act of 1934 and the regulations thereunder); provided that the Lender shall not have any responsibility as to the use of any of such proceeds.

                  2.02 Borrowings. The Company shall give the Lender notice of each borrowing hereunder as provided in Section 4.04 hereof. On the date specified for each borrowing hereunder, the Lender shall, subject to the terms and conditions of this Agreement, make available the amount of such borrowing to the Company by depositing the same, in immediately available funds, in an account of the Company in the United States designated by the Company in such notice.

                  2.03  Changes of Commitment.

                  (a) The Company shall have the right at any time or from time to time to terminate or reduce the unused amount of the Commitment; provided that (i) the Company shall give notice of each such termination or reduction as provided in Section 4.04 hereof and (ii) each partial reduction shall be in an amount at least equal to $1,000,000.

                  (b) The Commitment shall be automatically reduced to zero on the earlier of (i) the Commitment Termination Date and (ii) the occurrence of a Qualified Equity Issuance.

                  (c) The Commitment once terminated or reduced may not be reinstated.

                                Credit Agreement

                  2.04  Prepayments.

                  (a) Optional Prepayments. The Company shall have the right to prepay Principal Obligations at any time or from time to time, provided that the Company shall give the Lender notice of each such prepayment as provided in
Section 4.04 hereof.

                  (b) Mandatory Prepayment. Upon the occurrence of a Qualified Equity Issuance, the Commitment shall be automatically terminated as provided in Section 2.03(b) hereof and the Company shall prepay the Principal Obligations then outstanding (together with all accrued and unpaid interest and Commitment Fees owing hereunder) in full.

                  2.05  Note.

                  (a) The Principal Obligations shall be evidenced by a single promissory note of the Company substantially in the form of Exhibit A hereto, dated the date hereof and otherwise duly completed.

                  (b) The date and amount of each Loan made by the Lender to the Company, each deferral of a Deferred Payment pursuant to Sections 3.02 and
3.03 hereof and each payment made on account of the Principal Obligations shall be recorded by the Lender on its books and, prior to any transfer of the Note, endorsed by the Lender on the schedule attached to the Note or any continuation thereof; provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Company to make a payment when due of any amount owing hereunder or under the Note.

                  (c) The Lender shall not be entitled to have the Note substituted or exchanged for any reason, except in connection with a permitted assignment of the Commitment, Principal Obligations and Note pursuant to
Section 10.05 hereof (and, if requested by the Lender, the Company agrees to so exchange the Note).


                  Section 3.  Payments of Principal, Interest and Commitment
Fee.

                  3.01 Repayment of Principal ObligationsRepayment of Principal Obligations. The Company hereby promises to pay to the Lender in cash the entire amount of the outstanding Principal Obligations, and each Loan and Deferred Payment shall mature and be payable, on the Maturity Date.

                  3.02  Interest.

                  (a) The Company hereby promises to pay to the Lender

                                Credit Agreement
interest on the outstanding Principal Obligations, for the period from and including the date of the making of the relevant Loan or the effectiveness of the deferral of the relevant Deferred Payment, as the case may be, to but excluding the date such Principal Obligation shall be paid in full, at a rate per annum equal to the Applicable Interest Rate as in effect from time to time. On each Deferral Date prior to the Maturity Date, accrued interest on the Principal Obligations shall become a "Deferred Payment" hereunder, the payment of which shall be deferred until the Maturity Date, provided that accrued interest shall be payable in cash (and shall not be deferred as provided herein) upon the payment or prepayment of Principal Obligations (but only on the principal amount so paid or prepaid).

                  (b) Notwithstanding the foregoing paragraph (a), the Company hereby promises to pay to the Lender interest at the applicable Post-Default Rate on any Principal Obligation and on any other amount payable by the Company hereunder or under the Note that shall not be paid in full when due (whether at stated maturity, by acceleration or otherwise), for the period from and including the due date thereof to but excluding the date the same is paid in full. Interest payable at the Post-Default Rate shall be payable in cash (and, accordingly, shall not be deferred) from time to time on demand.

                  3.03 Commitment Fee. On the last day of each month (commencing on the first such date after the date hereof until the Principal Obligations shall be paid in full and the Commitment shall have expired or been terminated), Commitment Fee shall accrue in an amount equal to
(a) the Commitment Fee Rate as in effect at such time multiplied by (b) the aggregate amount of Principal Obligations outstanding on such day. Commitment Fees accrued pursuant to the preceding sentence shall, on each Deferral Date prior to the Maturity Date, become a "Deferred Payment" hereunder, the payment of which shall be deferred until the Maturity Date. Notwithstanding anything herein to the contrary, no Commitment Fees shall be payable hereunder if the Principal Obligations are repaid in full on or prior to June 30, 1997.


                  Section 4.  Payments; Computations; Etc.

                  4.01  Payments.

                  (a) Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Company under this Agreement and the Note, shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Lender at the Lender's address specified on the signature pages hereof (or at such other place as may, from time to time, be designated by the Lender), not

                                Credit Agreement
later than 1:00 p.m. Eastern time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day).


                  (c) The Company shall, at the time of making each payment under this Agreement or the Note, specify to the Lender the Loans or other amounts payable by the Company hereunder to which such payment is to be applied (and in the event that the Company fails to so specify, or if an Event of Default has occurred and is continuing, the Lender may apply the amount of such payment received by it in such manner as it may determine to be appropriate).

                  (d) If the due date of any payment under this Agreement or the Note would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day, and interest shall be payable for any principal so extended for the period of such extension.

                  4.02 Computations. Interest on Principal
Obligations and Commitment Fees shall be computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable.

                  4.03 Minimum Amounts. Each borrowing and partial prepayment of principal of Loans shall be in an amount at least equal to $1,000,000.

                  4.04 Certain Notices. Notices by the Company to the Lender of terminations or reductions of the Commitment, of borrowings of Loans and of optional prepayments of Principal Obligations shall be irrevocable and shall be effective only if received by the Lender not later than the tenth Business Day prior to the date of the relevant termination, reduction, borrowing or prepayment (or such other day as the Lender and the Company may otherwise agree). Each such notice of termination or reduction shall specify the amount of the Commitment to be terminated or reduced. Each such notice of borrowing shall specify the Loans to be borrowed, the amount (subject to Section 4.03 hereof) thereof and the date of such borrowing (which shall be a Business Day). Each such notice of optional prepayment shall specify the Principal Obligations to be prepaid, the amount (subject to Section 4.03 hereof) thereof and the date of such prepayment (which shall be a Business Day).

                                Credit Agreement

                  Section 5.  Conditions Precedent.

                  5.01 Initial Loan. The effectiveness of this
Agreement, and of the obligation of the Lender to make the initial Loan hereunder, is subject to the satisfaction of the following conditions precedent:

                  (a) Subordinated Loan Agreement. This Agreement shall have been duly executed and delivered by the Company and the Lender.

                  (b) Note. The Lender shall have received the Note, duly completed and executed by the Company.

                  (c) Senior Credit Agreement. The Senior Credit Agreement shall have become effective in accordance with its terms.

                  (d) Qualified Equity Issuance Commitment. The Lender or Fairchild shall have committed to exercise Qualified Equity Rights to be issued to it in a manner satisfactory to the Company.

                  (e) Opinion of Counsel for the Company. The Lender shall have received a favorable opinion of Milbank, Tweed, Hadley & McCloy, special New York counsel to the Company.

                  5.02 Initial and Subsequent Loans. The obligation of the Lender to make any Loan to the Company upon the occasion of each borrowing hereunder (including the initial borrowing) is subject to the further conditions precedent that, both immediately prior to the making of such Loan and also after giving effect thereto and to the intended use thereof:

                  (a) no Potential Event of Default or Event of Default shall have occurred and be continuing; and

                  (b) no Senior Potential Event of Default or Senior Event of Default shall have occurred and be continuing.

Each notice of borrowing by the Company hereunder shall constitute a certification by the Company to the effect set forth in the preceding sentence (both as of the date of such notice and, unless the Company otherwise notifies the Lender prior to the date of such borrowing, as of the date of such borrowing).


                  Section 6. Representations and Warranties. The Company represents and warrants to the Lender that:


                                Credit Agreement

                  (a) Organization; Corporate Powers. The Company and each Subsidiary of the Company (A) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (B) is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which failure to be so qualified and in good standing will have or is reasonably likely to have a Material Adverse Effect, and (C) has all requisite corporate power and authority to own, operate and encumber its Property and to conduct its business as presently conducted and as proposed to be conducted in connection with and following the consummation of the transactions contemplated by this Agreement.

                  (b) Authority. The Company has the requisite corporate power and authority to execute, deliver and perform the Basic Documents. The execution, delivery and performance of the Basic Documents and the consummation of the transactions contemplated thereby have been duly approved by the board of directors of the Company and, if necessary, the shareholders of the Company, and such approvals have not been rescinded. No other corporate action or proceedings on the part of the Company are necessary to consummate such transactions. Each of the Basic Documents (A) has been duly executed and delivered by it, (B) constitutes the Company's legal, valid and binding obligation, enforceable against it in accordance with its terms, and (C) is in full force and effect. The Company has performed and complied with all the terms, provisions, agreements and conditions set forth herein and in the Note, and no Potential Event of Default, Event of Default or breach of any covenant by the Company exists thereunder.

                  (c) No Conflict. The execution, delivery and performance of each of the Basic Documents do not and will not (i) conflict with the Organizational Documents of the Company, (ii) constitute a tortious interference with any Contractual Obligation of any Person or conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under any Requirement of Law or Contractual Obligation of the Company or any Subsidiary of the Company, or require termination of any Contractual Obligation, the consequences of which violation, breach, default, termination, conflict or interference, singly or in the aggregate will, or is reasonably likely to, result in a Material Adverse Effect or may subject the Lender to any liability, (iii) result in or require the creation or imposition of any Lien whatsoever upon any of the Property or assets of the Company or any of its Subsidiaries, or (iv) require any approval of shareholders of the Company which has not been obtained.

                                Credit Agreement

                  (d) Governmental Consents. The execution, delivery and performance of each of the Basic Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by any Governmental Authority, except filings, consents or notices which have been made, obtained or given.

                  (e) Governmental Regulation. The Company is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, or the Investment Company Act of 1940, or any other federal or state statute or regulation which limits its ability to incur indebtedness or its ability to consummate the transactions contemplated hereby or by the Basic Documents.

                  (f) Disclosure. The representations and warranties of the Company contained herein, and all certificates and other documents delivered to the Lender pursuant to the terms hereof, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. The Company has not intentionally withheld any fact from the Lender in regard to any matter which will, or in reasonably likely to, result in a Material Adverse Effect.

                  (g) Requirements of Law. The Company and each Subsidiary of the Company is in compliance with all Requirements of Law applicable to it and its respective business, in each case where the failure to so comply individually or in the aggregate will, or is reasonably likely to, result in a Material Adverse Effect.

                  (h) Margin Stock. The Company is not engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock.


                  Section 7. Leverage Ratio. The Company covenants and agrees with the Lender that, so long as the Commitment or any Principal Obligation is outstanding and until payment in full of all amounts payable by the Company hereunder, the Company shall maintain a Leverage Ratio (as determined as of the last day of each fiscal quarter of the Company ending after the date hereof for the four-fiscal-quarter period then ending) of not more than 6.00 to 1.00.


                  Section 8. Events of DefaultEvents of Default. If one or more of the following events (herein called "Events of Default") shall occur

                                Credit Agreement
and be continuing:


                  (a) The Company shall default in the payment of any principal of any Loan or Deferred Payment when due (whether at stated maturity or at mandatory prepayment) and such default continues for 90 days; or

                  (b) Any representation, warranty or certification made or deemed made herein by the Company shall prove to have been false or misleading as of the time made or furnished in any material respect; or

                  (c) The Company shall default in the performance of any of its obligations under Section 7 hereof; or

                  (d)  A Change of Control shall occur; or

                  (e) Any Senior Event of Default shall occur and the indebtedness of the Company thereunder shall be declared due and payable as a result thereof; or

                  (f) The Company shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator of itself or of all or a substantial part of its Property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code, (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code or (vi) take any corporate action for the purpose of effecting any of the foregoing; or

                  (g) A proceeding or case shall be commenced, without the application or consent of the Company, in any court of competent jurisdiction, seeking (i) its reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a receiver, custodian, trustee, examiner, liquidator or the like of the Company or of all or any substantial part of its Property or (iii) similar relief in respect of the Company under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days; or an order for relief against the Company shall be entered in an involuntary case under the Bankruptcy Code;



                                Credit Agreement

THEREUPON: (1) in the case of an Event of Default (other than one referred to in clause (f) or (g) of this Section 8), the Lender may, by notice to the Company, terminate the Commitment and/or declare the entire Principal Obligations (including, without limitation, the principal amount then outstanding of, and the accrued interest on, the Loans and all other Deferred Amounts) and all other amounts payable by the Company hereunder and under the Note to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Company; and (2) in the case of the occurrence of an Event of Default referred to in clause (f) or (g) of this Section 8, the Commitment shall automatically be terminated and the entire Principal Obligations (including, without limitation, the principal amount then outstanding of, and the accrued interest on, the Loans and all other Deferred Amounts) and all other amounts payable by the Company hereunder and under the Note shall automatically become immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Company.


                  Section 9. Subordination. The Lender hereby covenants and agrees (for itself and its successors and assigns) that the Subordinated Indebtedness is and shall be subordinated and subject and junior in right of payment, to the extent and in the manner set forth in this Section 9, to the prior payment in full, in cash, of all Senior Indebtedness.

                  (a) Insolvency, Liquidation, Etc. In the event of any insolvency, bankruptcy, receivership, liquidation, reorganization, reformation, readjustment, composition or other similar proceeding for the liquidation, dissolution or other winding up of the Company, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings, or any assignment by the Company for the benefit of creditors, or any other marshalling of the assets of the Company, then and in any such event:

                    (i) all Senior Indebtedness (including, without limitation, interest accrued thereon after the commencement of any such proceedings, whether or not allowed in such proceedings) shall first be paid in full, in cash, before any payment or distribution of any character, whether in cash, securities or other property, shall be made on account of or applied to the Subordinated Indebtedness;

                    (ii) any payment or distribution of any character, whether in cash, securities or other property, which would otherwise (but for this Section 9(a)(ii)) be payable or

                                Credit Agreement
         deliverable in respect of the Subordinated Indebtedness shall be paid or delivered directly to the Senior Administrative Agent on behalf of the holders of Senior Indebtedness, until all Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution, or provision thereof, to the holders of Senior Indebtedness; and

                   (iii) the Lender irrevocably authorizes and empowers the Senior Administrative Agent, on behalf of each holder of Senior Indebtedness (and each of their successors and assigns), to demand, sue for, collect and receive all such payments and distributions and to receipt therefor, and to file and prove all such claims and take all such other action in the name of all holders of the Subordinated Indebtedness or otherwise, as the Senior Administrative Agent, on behalf of the holders of Senior Indebtedness, may determine to be necessary or appropriate, in each instance as more particularly set forth in Section 9(d) hereof.

                  (b) No Payments and/or Enforcement in Certain Circumstances. Prior to the occurrence of a Senior Potential Event of Default or Senior Event of Default, the Lender shall only be entitled to receive (i) payments of interest hereunder and Commitment Fees, in each case as and when due and payable, and (ii) payment of the Principal Obligations pursuant to the first sentence of Section 2.04 hereof. Following the occurrence and during the continuance of a Senior Potential Event of Default or Senior Event of Default, the Lender shall not ask, demand, sue for, take or receive, by setoff or in any manner, all or any part of the Subordinated Indebtedness or any security therefor, and shall have no right to enforce any claim with respect to the Subordinated Indebtedness, or otherwise take any action against the Company or its Property, in each case unless and until all Senior Indebtedness shall have been fully paid and satisfied in cash and all financing arrangements between the Company and the "Lenders" and "Issuing Banks" party to the Senior Credit Agreement shall have been terminated, or such payment in full in cash shall have been duly provided for in a manner satisfactory to the holders of the Senior Indebtedness.

                  In the event of any direct or indirect payment or distribution shall be received by the Lender in contravention of the aforesaid subordination provisions hereof, then such payment or distribution shall be held in trust for and shall be paid over or delivered to the Senior Administrative Agent on behalf of the holders of Senior Indebtedness until all Senior Indebtedness shall have been paid in full, in cash, after giving effect to any concurrent payment or distribution to the holders of the Senior Indebtedness. The Senior Indebtedness shall not be deemed to have been paid in full, nor shall provision be deemed to have been made for such payment, unless all holders of the Senior

                                Credit Agreement

Indebtedness shall have received (after giving effect to all concurrent payments or distributions to holders of Senior Indebtedness) cash equal to the amount of all Senior Indebtedness at the time outstanding.

                  (c) Subrogation. Subject to the prior payment in full, in cash, of all Senior Indebtedness, the holders of the Subordinated Indebtedness shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Company made on the Senior Indebtedness until the Subordinated Indebtedness shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to holders of Senior Indebtedness of any cash, property or securities to which holders of Subordinated Indebtedness would be entitled except for the provisions hereof and no turnover of any payment pursuant to the provisions hereof to holders of Senior Indebtedness by the holders of the Subordinated Indebtedness, shall, as between the Company, its creditors (other than holders of Senior Indebtedness) and the holders of Subordinated Indebtedness, be deemed to be a payment by the Company to or on account of Senior Indebtedness, it being understood that the provisions hereof are and are intended to be solely for the purpose of defining the relative rights of the holders of the Senior Indebtedness, on the one hand, and the holders of Subordinated Indebtedness on the other hand.

                  (d) Debtor Relief. Should any action be taken by or against the Company for any relief or arrangement under any Federal or state bankruptcy or insolvency law (including, without limitation, the appointment of a receiver, the making of an assignment for the benefit of creditors, the holding of a meeting of creditors for the purpose of working out the Company's debts or the appointment of a creditor committee or receiver to supervise or administer the business or assets of the Company), or should the Company become insolvent or take steps to wind up or dissolve its business, the Lender irrevocably authorizes and empowers the Senior Administrative Agent, on behalf of the holders of the Senior Indebtedness, as the Lender's attorney-in-fact to enforce or file any document or proof of claim for the Subordinated Indebtedness in the name of the holders of the Senior Indebtedness or the Lender. In the event the Senior Administrative Agent requires possession of the Note in order to seek enforcement hereof as attorney-in-fact, the Lender shall deliver the Note to the Senior Administrative Agent within three days after receipt by the Lender of a written request to such effect from the Senior Administrative Agent. The Lender agrees to provide the Senior Administrative Agent with all information and documents necessary to present claims or seek enforcement as aforesaid. The Lender further authorizes and empowers the Senior Administrative Agent, as attorney-in-fact, to receive and give receipt for any payments or other distributions on the Subordinated Indebtedness and to apply them to the Senior

                                Credit Agreement

Indebtedness, to serve on any committee appointed to supervise or administer the business or assets of the Company and to vote its claim with respect to any proposed plan of reorganization, dissolution, or liquidation.

                  (e) Non-impairment of the Lender's Creditor Status. Nothing otherwise contained herein is intended to or shall impair, as between the Company, its creditors other than the holders of Senior Indebtedness, and the holders of the Subordinated Indebtedness, the obligations of the Company, which obligations are (subject to the terms of the subordination provisions hereof) absolute and unconditional, to pay the Subordinated Indebtedness as and when the same shall become due and payable in accordance with its terms, or to affect the relative rights of the Lender and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein prevent the Lender from exercising all rights permitted it hereunder upon the acceleration of the Subordinated Indebtedness, subject to the rights hereunder of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy and subject to the limitations of the rights of the Lender set forth herein.

                  (f) Non-Waiver of Rights. No right of any present or future holder of Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Company with the terms, provisions and covenants hereof or of the Note, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

                  (g) Additional Agreements. The Lender hereby covenants and agrees (for itself and its successors and assigns) that it will not, so long as any Senior Indebtedness is outstanding:

                    (i) without the prior written consent of the holders of the Senior Indebtedness, subordinate any of the Subordinated Indebtedness to any other indebtedness of the Company;

                   (ii) take any collateral from the Company or any Affiliate of the Company as security for the Subordinated Indebtedness; or

                  (iii) initiate or be a party to any proceeding or action (other than a proceeding or action initiated by holders of Senior Indebtedness) under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar


                                Credit Agreement
         law of any jurisdiction pursuant to which it is sought to adjudicate the Company bankrupt or insolvent.


                  Section 10.  Miscellaneous.

                  10.01 Waiver. No failure on the part of the Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement or the Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement or the Note preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

                  10.02 Notices. All notices, requests and other communications provided for herein (including, without limitation, any modifications of, or waivers, requests or consents under, this Agreement) shall be given or made in writing (including, without limitation, by telecopy) delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof); or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

                  10.03 Amendments, Etc. No provision of this Agreement may be modified or supplemented except by an instrument in writing signed by the Company, the Lender and the Senior Administrative Agent.

                  10.04 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                  10.05  Assignments.

                  (a) Except for the Company's pledge of its rights under this Agreement to the Senior Administrative Agent as provided in the Senior Credit Agreement and the other "Loan Documents" referred to therein, the Company may not assign any of its rights or obligations hereunder or under the Note without the prior consent of the Lender.

                  (b) The Lender may not assign the Principal Obligations or the Commitment to any Person other than a Permitted Assignee. Upon any assignment of the Principal Obligations and the Commitment to a Permitted Assignee and:

                                Credit Agreement

                    (i) the execution and delivery by the assignee to the Company of an instrument in writing pursuant to which the assignee agrees to become the "Lender" hereunder; and

                   (ii) the execution and delivery by the assignee to the Senior Administrative Agent of a written acknowledgment of the terms hereof and of the Note (including, without limitation, the terms of Section 9 hereof), the assignee shall have (unless provided in such assignment with the consent of the Company) the obligations, rights and benefits of the Lender hereunder in respect of the Commitment, Principal Obligations theretofore held by the Lender, and the Lender shall be released from the Commitment.

                  10.06 Captions. The table of contents and captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

                  10.07 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

                  10.08 Governing Law. This Agreement and the Note shall be governed by, and construed in accordance with, the law of the State of New York.

                  10.09 Expenses. Each party hereto shall bear its own expenses in connection with the execution, delivery and performance of this Agreement and the Note.


                                Credit Agreement

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                      BANNER AEROSPACE, INC.



                                      By
                                        ----------------------------
                                        Vice President - Finance and
                                        Secretary

                                      Address for Notices:

                                      Washington Dulles International
                                        Airport
                                      300 West Service Road
                                      P.O. Box 20260
                                      Washington, D.C. 20014

                                      Attention:  Warren Persavich

                                      Telecopier No.:  (703) 478-5795
                                      Telephone No.:   (703) 478-5790



                                Credit Agreement

                                       RHI HOLDINGS, INC.



                                       By
                                          ------------------------
                                                Vice President


                                       Address for Notices:

                                       Washington Dulles International
                                         Airport
                                       300 West Service Road
                                       P.O. Box 10803
                                       Chantilly, Virginia  20153-0803

                                       Attention:  Colin Cohen

                                       Telecopier No.:  (703) 478-5915

                                       Telephone No.:   (703) 478-5903


                                Credit Agreement

                                                              EXHIBIT A


                                 [Form of Note]

                                PROMISSORY NOTE


                                                           December 20, 1996
                                                          New York, New York

                  FOR VALUE RECEIVED, BANNER AEROSPACE, INC., a Delaware corporation (the "Company"), hereby promises to pay to RHI HOLDINGS, INC. (the "Lender"), at its office at Washington Dulles International Airport, 300 West Service Road, P.O. Box 10803, Chantilly, Virginia 20153-0803, the principal sum of THIRTY MILLION DOLLARS (or such greater or lesser amount as shall equal the aggregate unpaid amount of the Principal Obligations owing to the Lender by the Company under the Subordinated Loan Agreement referred to below), in lawful money of the United States of America and in immediately available funds, on the dates and in the amounts provided in the Subordinated Loan Agreement, and to pay interest thereon, in like money and funds, for such periods, at the rates per annum and on the dates provided in the Subordinated Loan Agreement.

                  The date and amount of each Loan made by the Lender to the Company, each deferral of a Deferred Payment pursuant to Sections 3.02 and 3.03 of the Subordinated Loan Agreement and each payment made on account of the Principal Obligations shall be recorded by the Lender on its books and, prior to any transfer of this Note, endorsed by the Lender on the schedule attached hereto or any continuation thereof, provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Company to make a payment when due of any amount owing under the Subordinated Loan Agreement or hereunder.

                  This Note is the Note referred to in the Subordinated Loan Agreement dated as of December 20, 1996 (as modified and supplemented and in effect from time to time, the "Subordinated Loan Agreement") between the Company and RHI Holdings, Inc. and evidences Principal Obligations owing to the Lender thereunder. Terms used but not defined in this Note have the respective meanings assigned to them in the Subordinated Loan Agreement.

                  The Subordinated Loan Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Principal Obligations upon the terms and conditions specified therein.

                  Except as permitted by Section 10.05 of the Subordinated Loan Agreement, this Note may not be assigned by the Lender to any other Person.

                                      Note

                  This Note (and the Principal Obligations and other amounts evidenced hereby) are subordinated to the prior payment of the Senior Indebtedness, all as provided in the Subordinated Loan Agreement.

                  This Note shall be governed by, and construed in accordance with, the law of the State of New York.

                                                     BANNER AEROSPACE, INC.



                                                     By
                                                        ------------------------
                                                       Vice President-Finance
                                                         and Secretary





                                      Note

                                    SCHEDULE

                  This Note evidences Loans made under the within-described Subordinated Loan Agreement on the dates and in the principal amounts set forth below, subject to the payments and prepayments thereof set forth below:



      Date    Amount
       of        of                    Unpaid
     Loan/     Loan/     Amount      Amount of
   Deferred  Deferred    Paid or     Principal              Notation
    Payment   Payment    Prepaid    Obligations             Made by
   --------  --------    -------    -----------             --------













                                      Note